                                                                    Exhibit 10.2





--------------------------------------------------------------------------------




                              EMPLOYMENT AGREEMENT

                                      Among

                                    [Hope Ni]

                                       And

                                  COMTECH GROUP




                          Dated as of August 1st, 2004





--------------------------------------------------------------------------------

THIS EMPLOYMENT AGREEMENT ("Agreement") is made and entered into this __ day of August, 2004 (the "Effective Date") by and between [Hope Ni] (the "Employee") and COMTECH GROUP (THE COMPANY).

BACKGROUND

WHEREAS the Employee and the Company desire to enter into this Agreement for the purpose of retaining the services of the Employee, and wishes to provide the Employee with an inducement to remain with the Company;

WHEREAS the Employee has been employed by the Company NOW, THEREFORE, intending to be legally bound, and in consideration of the premises and the mutual promises set forth in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Employee agree as follows:

DEFINITIONS

"Affiliate" means with respect to any Person directly or indirectly Controlling, Controlled by, or under common Control with such Person.

"Board" means Board of Directors.

"Cause" (i) Employee commits a crime involving dishonesty, breach of trust, or physical harm to any person; (ii) Employee willfully engages in conduct that is in bad faith and materially injurious to the Company, including but not limited to, misappropriation of trade secrets, fraud or embezzlement; (iii) Employee commits a material breach of this Agreement, which breach is not cured within twenty (20) days after written notice to Employee from the Company; (iv) Employee willfully refuses to implement or follow a reasonable and lawful policy or directive of the Company, which breach is not cured within twenty (20) days after written notice to Employee from the Company; or (v) Employee engages in malfeasance demonstrated by a pattern of failure to perform job duties diligently and professionally.

"Change in Control" shall be defined in Section 4.32.

"Change in Control Audit Date" shall be the date upon which the Board of Directors of the Company certifies the audited accounts of the company for the first complete fiscal year, commencing on January 1st and ending on December 31st, after the Change in Control.

"Change in Control Stock Option Exercise Date" shall be the earliest possible date upon which the value of one share of stock in the Company can be determined based upon any transaction resulting in a sale of a majority of shares owned by Common, or as can be otherwise determined, in good faith, by the Board of Directors of the Company.

"Company" as defined in Preamble.

"Control" (including the terms "Controlled by" and "under common Control with") means the possession, directly or indirectly or as a trustee or executor, of the power to direct or cause the direction of the management of a Person, whether through the ownership of stock, as a trustee or executor, by contract or credit agreement or otherwise.

"Effective Date" as defined in Preamble.

"Employee" as defined in Preamble.

"Employment Capacity" shall be Financial Officer and Secretary of the Company.

"Employment Change of Control Termination Date" shall be the later of (i) 6 months after the Change in Control Audit Date; (ii) one year from the date of a Change of Control; or (iii) the date on which either the Company or the Employee elects not to extend the Agreement further by giving written notice to the other party.

"Employment Contract Termination Date" shall be the later of December 31, 2007 or the date on which either the Company or the Employee elects not to extend the Agreement further by giving written notice to the other party.

"Employment Final Termination Date" shall be the date upon which the Employee's employment with the Company ceases for any reason.

"Employee Stock Option" shall be the right given by the Company to the Employee on specific vesting dates during the Employment Term to purchase a specific number of Ordinary Shares of the Company, par value USD0.001, at a specific strike price, for a length of time equal to the earlier of 10 years from the Effective Date, 6 months after the Employee Final Termination Date, or the Change in Control Stock Option Exercise Date, subject to the Change in Control provisions in Section 4.3.

"Employment Term" shall be as defined in Section 1.1.

"Exchange Act" means the Securities and Exchange Act of 1934, as amended.

"Good Reason" in the context of the employee's resignation is defined as (a) a change in the employees position which materially reduces the employee's level of responsibilities, duties or stature; (b) reduction in the employee's compensation or (c) a relocation of the employee's principal place of employment by more than 50 miles.

"Monthly Rate of Compensation" shall be the amount in US Dollars of the Salary divided by 13, and extra month of compensation shall be given during the Chinese New Year month.

"Option Exercise Date" is the lesser of 10 years from the date first written above, or 6 months from Employment Termination.

"Person" means an individual, corporation, partnership, limited liability company, limited partnership, association, trust, unincorporated organization or other entity or group (as defined in Section 13(d)(3) of the Securities and Exchange Act of 1934, as amended).

"Qualified Transaction" shall mean an underwritten offering of Ordinary Shares of the Company and yields gross proceeds to the Company in excess of US$30,000,000.

"Salary" shall be US$117,000 per annum or such greater amount as may from time to time be approved by the Company only and for purposes of definition shall not include any other compensation including stock option awards.

"Subsidiary" means, with respect to any Person, any entity which securities or other ownership interests having ordinary voting power to elect a majority of the Board of Directors or other persons performing similar functions are at the time directly or indirectly owned by such Person.

"Vesting Schedule" shall mean (i) options for 78,750 shares vesting on February 1, 2005 or vesting in equal monthly installments over the six months from the Effective date if the Company completes an offering yields gross proceeds at least US$10,000,000; (ii) the stock options for 236,250 shares vesting in equal monthly installments over the period of 1.5 years from February 2, 2005 to August 1, 2006, and (iii) the stock options for 105,000 shares vesting in equal monthly installments over the period of 1 year from August 2, 2006 to August 1, 2007.

ARTICLE 1 EMPLOYMENT AND TERM

The Company employs Employee and the Employee hereby agrees to such employment by the Company during the Employment Term to serve as the Chief Financial Officer of the Company, with the customary duties, authorities and responsibilities of such position and such other duties, authorities and responsibilities relative to the Company that may from time to time be delegated to Employee by the officers of the Company. Employee shall perform such duties and responsibilities as are normally related to such position in accordance with the standards of the industry and any additional duties now or hereafter assigned to Employee by the Company. Employee shall abide by the Company's rules, regulations, and practices as they may from time-to-time be adopted or modified.

1.1 EMPLOYMENT TERM. The Employment Term of this Agreement shall commence on the Effective Date and shall continue until the earlier of the Employment Contract Termination Date or the Employment Final Termination Date, except in the event that a Change in Control occurs prior to the Employment Contract Termination Date.

1.2 If a Change in Control occurs prior to the Employment Contract Termination Date, then the terms outlined in Section 4.3 shall apply.

ARTICLE 2 COMPENSATION PACKAGE AMOUNT

2.1 COMPENSATION PACKAGE AMOUNT PLUS BENEFITS IN KIND. During the Employment Term, as compensation for services hereunder, Employee shall be paid the Compensation Amount; or such greater amount as may from time to time be approved by the Company (such salary, as increased from time to time, the "Base Salary"). Base Salary shall be payable in monthly installments of US$ or Chinese RMB. The Compensation Package a Amount plus Benefits in Kind shall include all compensation and Benefits in Kind described in any agreements signed between Employee and the Company, or its subsidiaries, should be entailed in the Compensation Package Amount and none of them should be treated as additional to the Compensation Amount specified in Page 2.

2.2 INDIVIDUAL INCOME TAX. The Company will pay individual income tax in respect of the Compensation Package Amount on behalf of the Employee according to Hong Kong taxation laws and the tax amount will be deducted from the Employee's monthly base salary.

2.3 BENEFITS. The Employee shall participate in the plans or programs maintained by the Company for its expatriate employees generally that provide insurance, medical benefits, retirement benefits, or similar fringe benefits subject to the terms and eligibility requirements of such plans.

         The Employee shall be entitled to paid vacation each calendar year of the Employment Term, in accordance with the Company's vacation policy then in effect;

2.4 EXPENSES. The Company shall pay or reimburse the Employee for reasonable business expenses actually incurred or paid by the Employee during the Employment Term, in the performance of her services hereunder.

2.5      STOCK OPTION AWARDS.

         2.5.1 The Employee will be granted the following Employee Stock Options during the Employment Term:

                  2.5.1.1 An Employee Stock Option on 420,000 Ordinary Shares of the Company representing 0.9% of the total shares outstanding subject to the Vesting Schedule at a strike prate per option equal to US$1.50.

         2.5.2 In the event of a Qualified Transaction, all stock options currently held by the employee shall be vested.

         2.5.3 In the event of a Change in Control, the additional terms outlines in Section 4.3 shall apply.

ARTICLE 3 TERMINATION

3.1      GENERAL.

         3.1.1 COMPANY RIGHT TO TERMINATE. The Company shall have the right to terminate the employment of the Employee at any time with or without Cause but the relative rights and obligations of the parties in the event of any such termination or resignation shall be determined under this Agreement.

         3.1.2 EMPLOYEE RIGHT TO TERMINATE. The Employee shall have the right to resign for any reason with 30 days notice to the Company, but the relative rights and obligations of the parties in the event of any such resignation shall be determined under this agreement ("Employee Resignation", and the date of notice by the Employee to the Company of which shall be the "Employee Resignation Date").

3.2      TERMINATION UNDER CERTAIN CIRCUMSTANCES.

         3.2.1 TERMINATION WITHOUT SEVERANCE BENEFITS. In the event the Employee's employment with the Company is terminated prior to the expiration of the Employment Term by reason of (i) the Employee's resignation for any or no reason, or (ii) the Employee's discharge by the Company for Cause or gross negligence, as determined by a majority of the Board of Directors and defined herein, this Agreement shall terminate including, without limitation, the Company's obligations to provide any compensation, benefits or severance to the Employee under Article 3 of this Agreement or otherwise, other than the Standard Termination Entitlements defined in section 4.1.

         3.2.2 TERMINATION WITHOUT CAUSE OR RESIGNATION FOR GOOD REASON. Except in the event of a Change in Control, the Company will be obligated to provide the Standard Termination Entitlements as defined in Section 4.1 and Severance Benefits as defined in
                  Section 4.2 if either the Company terminates the employee's employment without Cause or the Employee resigns for Good Reason.

         3.2.3 TERMINATION UPON A CHANGE IN CONTROL. In the event of a Change of Control, the terms outlined in Section 4.3 shall apply.

3.3 LIQUIDATED DAMAGES. The Company and Employee hereby stipulate that the damages which may be incurred by the Employee as a consequence of any such termination of employment are not capable of accurate measurement as of the date first above written and that the liquidated damages payments provided for in this Agreement constitute a reasonable estimate under the circumstances of, and are in full satisfaction of, all damages sustained as a consequence of any such termination of employment.

ARTICLE 4 STANDARD TERMINATION ENTITLEMENTS; SEVERANCE BENEFITS.

4.1 STANDARD TERMINATION ENTITLEMENTS. For all purposes of this Agreement, the Employees "Standard Termination Entitlements" shall mean and include, (a) the Employee's earned but unpaid compensation (including, without limitation, salary, bonus, and all other items which constitute wages under applicable law) as of the date of her termination of employment. This payment shall be made at the time and in the manner prescribed by law applicable to the payment of wages but in no event later than 30 days after the date of the Employee's termination of employment; (b) the benefits, if any, due to the Employee (and the Employee's estate, surviving dependents or her designated beneficiaries) under the employee benefit plans and programs and compensation plans and programs (including stock option plans) maintained for the benefit of the employees of the Company; and (c) all of the Employee's Employee Stock Options that have been deemed to have vested prior to the Employment Final Termination Date. The time and manner of payment or other delivery of these benefits and the recipients of such benefits shall be determined according to the terms and conditions of the applicable plans and programs.

4.2 SEVERANCE BENEFITS. For all purposes of this Agreement, the Employee's "Severance Benefits" shall mean and include:

         4.2.1 the payment of a lump sum amount equal to 3 multiplied by the Employee's monthly rate of Compensation Package Amount in effect immediately prior to her termination of employment; and

         4.2.2 for a period of six months after the Employee's termination of employment, direct payment by the Company to the carrier of the premiums due for any health insurance continuation coverage elected by the Employee under the Company group health plans.

4.3      CHANGE IN CONTROL

         4.3.1 CHANGE IN CONTROL ADJUSTMENTS AND COMPENSATION. The "Change in Control Adjustments and Compensation" shall mean the following:

                  4.3.1.1 CHANGE IN CONTROL EMPLOYMENT TERM. If a Change in Control occurs prior to the Employment Contract Termination Date then the Employment Term shall continue until the earlier of the Employment Final Termination Date or the Employment Change of Control Termination Date.

                  4.3.1.2 CHANGE IN CONTROL SEVERANCE PAYMENT AMOUNT. If a Change in Control occurs prior to the Employment Contract Termination Date and the Company terminates the employee's employment without Cause or the Employee resigns for Good Reason prior to the Change in Control Audit Date, then the Employee will be entitled to a payment equal to the greater of 6 times the Monthly Rate of Compensation OR 12 months salary less any compensation paid to the employee during the period between the Change in Control and Employment Final Termination Date and the Company shall be obligated to provide the Standard Termination Entitlements as defined Section 4.1. If a Change in Control occurs prior to the Employment Contract Termination Date and the Company terminates the employee's employment without Cause or the Employee resigns for Good Reason after the Change in Control Audit Date, then the severance payment in Section
                           4.2.1 shall apply.

                  4.3.1.3 CHANGE IN CONTROL HEALTH AND LIFE INSURANCE BENEFITS. If a Change in Control occurs prior to the Employment Contract Termination Date then the Employee will be entitled to Company-paid contributions for health and life insurance premiums for the greater of six months or the number of months between the Employment Final Termination Date and the first anniversary of the Change in Control.

                  4.3.1.4 CHANGE IN CONTROL EMPLOYEE STOCK OPTION ENTITLEMENTS. If a Change in Control occurs prior to the Employment Contract Termination Date then the Employee Stock Options will be modified to include the following provisions. In the event that the following terms are in breach of the laws of the People's Republic of China or any other jurisdiction, or if the Board of Directors prior a Change of Control decides to terminate or replace the Employee Stock Options or any related plans, or on the event of a dispute, the Company and Employee agree to effect whatever transaction or agreement necessary to preserve the intent and economic value represented by the terms outlined it Section 4.3.1.4.

                                    4.3.1.4.1 VESTING OF EMPLOYEE STOCK OPTION
                                    AWARDS. The number of Employee Stock Options listed in Section 2.6.1.1. shall be deemed to have vested in full upon a Change of Control, the aggregate number of which shall be the "Total Stock Option Award", subject to the Strike Adjustment.

                                    4.3.1.4.2 ADJUSTMENT TO THE EXERCISE AND
                                    STRIKE PROVISIONS OF EMPLOYEE STOCK OPTIONS.
                                    If a Change in Control occurs prior to the Employment Contract Termination Date, the strike price and exercise date and ability to exercise Employee Stock Options shall be as follows:

                                             4.3.1.4.2.1 NO EMPLOYEE RESIGNATION
                                    PRIOR TO CHANGE IN CONTROL AUDIT DATE. If the Employment Final Termination Date is after Change in Control Audit Date, and the Employee's Employment has not been terminated under the provision outlined in
                                    Section 3.1.2, then the Employee shall have the right to exercise 100% of the Employee Stock Options at a Strike Price of US$1.5 per Share Option on the Change in Control Stock Option Exercise Date.

                                             4.3.1.4.2.2 EMPLOYEE RESIGNATION
                                    PRIOR TO CHANGE IN CONTROL AUDIT DATE. If the Employee's Employment is terminated under the provision outlined in Section
                                    3.1.2 prior to Change in Control Audit Date, then the following shall apply, subject to the Escrow Provisions outlined in Section 4.2.1.4.3:

                                                      4.3.1.4.2.2.1 the Employee
                                    shall have the right to exercise the
                                    following number of Employee Stock Options at a Strike Price of US$1.5 per on the Change in Control Stock Option Exercise

                                    Date. The Change in Control Percentage of
                                    Stock Options of the Total Stock Option
                                    Award, plus an additional number of options equal to the Change in Control Remaining Percentage of Stock Options multiplied by percentage represented by the number of days between the Change of Control Date and the Employment Resignation Date divided by the total number of days between the Change of Control Date and Change in Control Audit Date, (the number of Stock Option referred to herein as the "Number of Stock Options Entitled to at Original Strike upon Change of Control and Early Resignation"), and

                                    4.3.1.4.3 ESCROW PROVISIONS. In the event that an Employee exercises any options after the date of a Change of Control and prior to the Change in Control Audit Date, the proceeds resulting from the exercise of such options shall be held in an escrow account at a reputable law firm appointed by the Board of Directors with the approval of the CEO of the Company for the benefit of the Employee until no earlier than Change in Control Audit Date. All related expenses derived from the Escrow Provisions shall be paid for by the Company.

         4.3.2 DEFINITION. Change in Control shall mean any one of the following:

                  4.3.2.1 the consummation of a reorganization, merger or consolidation of the Company with one or more other persons, other than a transaction following which:

                  4.3.2.2 at least 49% of the equity ownership interests of the entity resulting from such transaction are beneficially owned (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended ("Exchange Act")) in substantially the same relative proportions by persons who, immediately prior to such transaction, beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) at least 100% of the outstanding equity ownership interests in the Company; and

                  4.3.2.3 at least 49% of the securities entitled to vote generally in the election of directors of the entity resulting from such transaction are beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) in substantially the same relative proportions by persons who, immediately prior to such transaction, beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) at least 100% of the securities entitled to vote generally in the election of directors of the Company.

                  4.3.2.4  a complete liquidation or dissolution of the Company;
                           or

                  4.3.2.5 the occurrence of any event if, immediately following such event, at least 49% of the members of the Board of Directors of the Company do not belong to any of the following groups: (a) individuals who were members of the Board of Directors of the Company on the date hereof; or (b) individuals who first became members of the Board of Directors of the Company after the date hereof either: (i) upon election to serve as a member of the Board of Directors of the Company by affirmative vote of three-quarters of the members of such board, or of a nominating committee thereof, in office at the time of such first election; or (ii) upon election by the stockholders of the Company to serve as a member of such board, but only if nominated for election by affirmative vote of three-quarters of the members of the Board of Directors of the Company, or of a nominating committee thereof, in office at the time of such first nomination; provided, however, that such individual's election or nomination did not result from an actual or threatened contest for the election of directors or other actual or threatened solicitation of proxies or consents other than by or on behalf of the Board of Directors of the Company.

                  4.3.2.6 In no event, however, shall a Change in Control be deemed to have occurred as a result of any Qualified Transaction of the securities of the Company. For purposes of this section, the term "person" shall have the meaning assigned to it under sections 13(d)(3) or 14(d)(2) of the Exchange Act.

ARTICLE 5 PROPRIETARY INFORMATION

The Employee shall enter into a Key Employee Invention Assignment and Confidentiality Agreement attached herein as Exhibit A and a Non-Compete Agreement attached herein as Exhibit B. The Employee agrees that the provisions of this Article 5, Exhibit A and Exhibit B are necessary to protect the interests of the Company or its Subsidiaries or Affiliates and. are reasonable and valid in geographical and temporal scope and in all other respects. If any court determines that the provisions of this Article 5 or any part thereof are unenforceable because of the duration or geographical scope of such provision, such court will have the power to reduce the duration or scope of such provision, as the case may be, and, in its reduced form, such provision will be enforceable.

ARTICLE 6 DISPUTE RESOLUTION

6.1 DISPUTE RESOLUTION. Any dispute, controversy or claim, at any time arising out of this or relating to this Agreement, or the breach, termination or invalidity thereof, shall be referred to the Hong Kong courts for final and binding arbitration. Any arbitral award may be enforced through a judgment rendered in any court of competent jurisdiction.

ARTICLE 7 GENERAL PROVISIONS

7.1 NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly received if so given) by hand delivery, telegram, telex, or telecopy, or facsimile transmission, or by mail (registered or certified mail, postage prepaid, return receipt requested) or by any courier service, providing proof of delivery. All communications hereunder shall be delivered to the respective parties at the following addresses or to such other address as the party to whom notice is given may have previously furnished to the other parties hereto in writing in the manner set forth above:

         If to the Employee:                [                 ]


         If to the Company:                 [                 ]

7.2 ENTIRE AGREEMENT. This Agreement, taken together with Exhibit A and Exhibit B, shall constitute the entire agreement between the Employee and the Company with respect to the Company's employment of the Employee and supersedes any and all prior agreements and understandings, including but not limited to the Original Employment Agreements, written or oral, with respect thereto.

7.3 AMENDMENTS AND WAIVERS. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only by an instrument in writing and signed by the party against whom such amendment or waiver is sought to be enforced.

7.4 SUCCESSORS AND ASSIGNS. The personal services of the Employee are the subject of this Agreement and no part of the Employee's or the Company's rights or obligations hereunder may be assigned, transferred, pledged or encumbered by the Employee or the Company. This Agreement shall inure to the benefit of, and be binding upon (a) the parties hereto, (b) the heirs, administrators, executors and personal representatives of the Employee and (c) the successors and assigns of the Company as provided herein.

7.5 GOVERNING LAW AND VENUE. This Agreement, including the validity hereof and the rights and obligations of the parties hereunder, and all amendments and supplements hereof and all waivers and consents hereunder, shall be construed in accordance with and governed by the laws of the State of New York, USA, without giving effect to any conflicts of law provisions or rule, that would cause the application of the laws of any other jurisdiction.

7.6 SEVERABILITY. If any provisions of this Agreement, as applied to any part or to any circumstance, shall be adjudged by a court to be invalid or unenforceable, the same shall in no way affect any other provision of this Agreement, the application of such provision in any other circumstances or the validity or enforceability of this Agreement.

7.7 SURVIVAL. The rights and obligations of the Company and Employee pursuant to Articles 3, 4, 5, 6, and 7 shall survive the termination of the Employee's employment with the Company and the expiration of the Employment Term.

7.8 CAPTIONS. The headings and captions used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

7.9 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                                      EMPLOYEE

                                      By: /S/ HOPE NI
                                          --------------------------------------
                                      [Hope Ni]
                                      Title:  Chief Financial Officer


                                      COMPANY

                                      By: /S/ JEFFREY KANG
                                          --------------------------------------
                                      Name:   Jeffrey Kang
                                      Title:  Chairman of the Board and Chief
                                              Executive Officer


                                      ATTEST

                                      By:
                                         ---------------------------------------
                                      Name:
                                      Address: